AMENDMENT TO THE
ADVISORS SERIES TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 3rd day of June, 2021, to the Transfer Agent Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement (“Agreement”); and

WHEREAS, the parties desire to amend the series of the Trust to add the Pzena International Value Fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit GG is hereby superseded and replaced with Exhibit GG attached hereto

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST        U.S. BANCORP FUND SERVICES, LLC

By: ______________________________     By: ________________________________

Printed Name: Jeff Raumann            Printed Name: _________________________

Title: President                Title: Senior Vice President

Exhibit GG to the Advisors Series Trust Transfer Agent Servicing Agreement

Name of Series                         Date Added
Pzena Mid Cap Value Fund                         On or after March 20, 2014
Pzena Emerging Markets Value Fund                    On or after March 20, 2014
Pzena Long/Short Value Fund                        On or after March 20, 2014
Pzena Small Cap Value Fund      On or after March 9, 2016
Pzena International Small Cap Value Fund                On or after June 14, 2018
Pzena International Value Fund                        On or after June 3, 2021

Multiple Series Trust TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at January, 2020

Annual Service Charges to the Fund*
•Base Fee Per CUSIP        $[ ] /year (Normally $[ ]/cusip)
•NSCC Level 3 Accounts         $[ ] /open account
•No-Load Fund Accounts        $[ ]/open account
•Load Fund Accounts        $[ ] /open account
•Closed Accounts         $[ ] /closed account

Services Included in Annual Base Fee Per CUSIP
•DST NSCC Charge
•MFx Report Source

Activity Charges
•Manual Shareholder Transaction & Correspondence        $[ ] /event
•Omnibus Account Transaction         $[ ] /transaction
•Telephone Calls         $[ ] /minute
•Voice Response Calls         $[ ] /call
•Daily Valuation/Manual 401k Trade         $[ ] /trade

CUSIP Setup Charge
•$[ ]/ CUSIP

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed
.

Exhibit GG to the Advisors Series Trust Transfer Agent Servicing

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at January, 2020

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site. Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
◦FAN Web Select (Fund Groups under 50,000 open accounts)
•Implementation - $[ ] /fund group – includes up to 10 hours of technical/BSA support
•Annual Base Fee - $[ ] /year
◦FAN Web Direct (API) – Quoted Separately
◦Customization - $[ ] /hour
◦Activity (Session) Fees:
•Inquiry - $[ ] /event
•Account Maintenance - $[ ][ ]/event
•Transaction – financial transactions, reorder statements, etc. - $[ ][ ] /event
•New Account Set-up - $[ ][ ]/event (Not available with FAN Web Select)
◦Strong Authentication:
•$[ ][ ] /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
•Base Fee Per Management Company – file generation and delivery - $[ ][ ] /year
•Per Record Charge
•Rep/Branch/ID - $[ ][ ]
•Dealer - $[ ][ ]
◦Price Files - $[ ][ ] or $[ ][ ] /user per month, whichever is less

Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
•Inquiry Only
•Inquiry - $[ ][ ] /event
•Per broker ID - $[ ][ ] /month per ID
•Transaction Processing
•Implementation - $[ ][ ] /management company
•Transaction – purchase, redeem, exchange, literature order - $[ ][ ] /event
•New Account Setup – $[ ][ ]/event
•Monthly Minimum Charge - $[ ][ ] /month

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
•Implementation Fees
•Develop eBusiness Solutions Software - $[ ][ ] /fund group
•Code Print Software - $[ ][ ] /fund group
•Load charges
•$[ ][ ] /image
•Archive charge (for any image stored beyond 2 years)
•  $[ ][ ] /document

*Normal Vision ID and activity charges also apply.

xhibit GG to the Advisors Series Trust Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at January, 2020

FAF Money Market Fund Service Organizations
•$[ ] /money market share class per year
•Out-of-pocket expenses (see Transfer Agent Fee Schedule)

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
•$[ ] /qualified plan account or Coverdell ESA account (Cap at $[ ] /SSN)
•$[ ] /transfer to successor trustee
•$[ ] /participant distribution (Excluding SWPs)
•$[ ] /refund of excess contribution
•$[ ] /reconversion/recharacterization

Additional Shareholder Paid Fees
•$[ ] /outgoing wire transfer or overnight delivery
•$[ ] /telephone exchange
•$[ ] /return check or ACH or stop payment
•$[ ]/research request per account (Cap at $[ ] /request) (This fee applies to requests for statements older than the prior year)

Literature Fulfillment Services*
•Account Management
•$[ ] /month (account management, lead reporting and database administration)
•Out-of-Pocket Expenses
•Kit and order processing expenses, postage, and printing
•Inbound Teleservicing Only
•Account Management - $[ ] /month
•Call Servicing - $[ ] /minute
◦Lead Conversion Reporting (Closed Loop)
•Account Management     - $[ ] /month
•Database Installation, Setup -     $[ ] /fund group
•Specialized Programming - (Separate Quote)*

*Fees exclude postage and printing charges.

Advisor’s Signature is not needed, as fee schedule is not changing.